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                                                                   EXHIBIT 23.4

                              [BAIRD LETTERHEAD]

  Robert W. Baird & Co. Incorporated ("Baird") hereby consents to the inclusion in the Proxy Statement-Prospectus of Security Capital Corporation and Marshall & Ilsley Corporation, filed as a part of this Registration Statement on Form S-4 of Marshall & Ilsley Corporation, of its opinion dated March 14, 1997, and to the references made to Baird in the "Summary" and "Opinion of Financial Adviser to Security" sections of such Proxy Statement-Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Robert W. Baird & Co. Incorporated

                                                 /s/ Robert W. Baird & Co.
                                                        Incorporated
                                          By: _________________________________

April 18, 1997